SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant Filed by a Party other than the Registrant	(X) ( )

Check the appropriate box:

(X) Preliminary Proxy Statement
(   ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(   ) Definitive Proxy Statement
(   ) Definitive Additional Materials
(   ) Soliciting Material under Section 240.14a-12

LIVESTAR ENTERTAINMENT GROUP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
(X) No fee required
(   ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)        Title of each class of securities to which transaction applies:

    2)        Aggregate number of securities to which transaction applies:

    3)        Proposed maximum aggregate value of transaction:

    4)        Total fee paid:

(   ) Fee paid previously with preliminary materials.
(   ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)        Amount Previously Paid:
    2)        Form, Schedule or Registration Statement No.:
    3)        Filing Party:
    4)        Date Filed:

LIVESTAR ENTERTAINMENT GROUP, INC.
62 W. 8th Avenue, 4th Floor
Vancouver, British Columbia, Canada V5Y 1M7

May 28, 2004

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of LIVESTAR Entertainment Group, Inc., which will be held at the offices of the Company at 62 W. 8th Avenue, 4th Floor, Vancouver, British Columbia, Canada V5Y 1M7 on June 25, 2004 at 8:00 a.m. Pacific Time.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy. If you decide to attend the annual meeting and vote in person, you will of course have that opportunity.

On behalf of the board of directors, I would like to express our appreciation for your continued interest in the affairs of LIVESTAR Entertainment Group, Inc.

Sincerely, Ray A. Hawkins President & CEO & Director

LIVESTAR ENTERTAINMENT GROUP, INC.
62 W. 8th Avenue, 4th Floor
Vancouver, British Columbia, Canada V5Y 1M7
Telephone (604) 682-6541

_________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

_________________

TO THE SHAREHOLDERS OF .:

The annual meeting of the shareholders of LIVESTAR Entertainment Group, Inc. will be held at the offices of the Company at 62 W. 8th Avenue, 4th Floor, Vancouver, British Columbia, Canada V5Y 1M7 on June 25, 2004 at 8:00 a.m. Pacific Time, for the following purposes:

1.	To elect two directors to serve until the next annual meeting or until their successors are elected and qualified;

2.	To vote upon a proposal to amend the articles of incorporation in order the authorize the board of directors to increase the number of authorized common shares from 1,000,000,000 shares to 10,000,000,000 shares; and

3.	Approve the following Livestar Entertainment Group, Inc. Stock Plans:

a)	Employee Stock Incentive Plan for the Year 2003 approved by our directors on September 5, 2003 with 30,000,000 shares of our common stock in the aggregate authorized for issuance under the Plan.

b)	Employee Stock Incentive Plan for the Year 2003 No. 2 approved by our directors on October 15, 2003 with 55,000,000 shares of our common stock in the aggregate authorized for issuance under the Plan.

c)	Employee Stock Incentive Plan for the Year 2004 approved by our directors on January 29, 2004 with 100,000,000 shares of our common stock in the aggregate authorized for issuance under the Plan.

4.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders of record at the close of business on May 27, 2004 are entitled to notice of and to vote at the meeting. The Company’s proxy statement and its 2003 annual report to shareholders accompany this notice.

All shareholders are invited to attend the meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS,

Ray A. Hawkins, President , CEO & Director

Vancouver, British Columbia, Canada
May 28, 2004

IMPORTANT

Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

LIVESTAR Entertainment Group, Inc.
62 W. 8th Avenue, 4th Floor
Vancouver, British Columbia, Canada V5Y 1M7

Telephone (604) 682-6541

_________________

PROXY STATEMENT

_________________

For the Annual Meeting of Shareholders

To be held June 25, 2004

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY LIVESTAR ENTERTAINMENT GROUP, INC. OR ANY OTHER PERSON.

MATTERS TO BE CONSIDERED

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of LIVESTAR Entertainment Group, Inc. (the “Company”) for use at the annual meeting of the shareholders of the Company, or any adjournments thereof. The meeting will be held at the offices of the Company at 62 W. 8th Avenue, 4th Floor, Vancouver, British Columbia, Canada V5Y 1M7 on June 25, 2004 at 8:00 am. Pacific Time, to elect two directors to serve until the next annual meeting or until their successors are elected and qualified, to approve amendment to the articles of incorporation and to approve certain Livestar Entertainment Group, Inc. Stock Plans.

Management knows of no other business that may properly come before the meeting. The above matters require for their approval the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present.

This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about June 14, 2004.

RECORD DATE; SOLICITATION OF PROXIES

The board of directors of LIVESTAR Entertainment Group, Inc. has fixed the close of business on May 27, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. At the record date, there were approximately 874,468,337 shares of common stock issued, outstanding, and entitled to vote at the meeting. Holders of common stock are entitled to one vote at the meeting for each share of common stock held of record on the record date.

In addition to the solicitation of proxies by the board of directors through use of the mails, proxies may also be solicited by LIVESTAR Entertainment Group, Inc. and its directors, officers and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission or other electronic communication, and/or by personal interview. LIVESTAR Entertainment Group, Inc. will reimburse banks, brokerage houses, custodians and other fiduciaries who hold shares of common stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. LIVESTAR Entertainment Group, Inc. will bear the costs of the annual meeting and of soliciting proxies therefor, including the cost of printing and mailing this proxy statement and related materials. LIVESTAR Entertainment Group, Inc. has spent approximately $3,000 in legal and other expenses in the preparation of this proxy statement and other expenses connected with the solicitation of security holders. It is anticipated that LIVESTAR Entertainment Group, Inc. will spend an additional $4,000 in solicitation of security holders before the meeting is held.

Any questions or requests for assistance regarding LIVESTAR Entertainment Group, Inc.‘s proxies and related materials may be directed in writing to Ray A. Hawkins, President & CEO, at 62 W. 8th Avenue, 4th Floor, Vancouver, British Columbia, Canada V5Y 1M7.

VOTE REQUIRED AND VOTING

In order to obtain shareholder approval for all matters other than the amendment to the articles of incorporation, thirty-three and one-third percent (33.33%) of the issued and outstanding shares of common stock entitled to vote or preferred shares entitled to vote as common stock (collectively the “voting shares”) as of the record date, represented in person or by proxy, is required for a quorum at the special meeting. Abstentions may be specified and will be counted as present for the purpose of determining the existence of a quorum. Election of directors shall be accomplished by the two candidates receiving a plurality of the votes cast at a shareholder’s meeting at which a quorum is present. Approval of the amendments to the articles of incorporation requires the affirmative at the meeting of a majority of all voting shares issued and outstanding.

There are three classes or series of stock entitled to vote at the meeting; common shares, Series A Convertible Preferred Stock, and Series B Convertible Preferred Stock. At the record date there were 874,468,337 shares of common stock issued and outstanding with each share entitled to one vote at the meeting. At the record date there were 875,000 shares of Series A Convertible Preferred Stock issued and outstanding with each share entitled to 40 votes at the meeting or a total of 35,000,000 votes. At the record date there were 60,000,000 shares of Series B Convertible Preferred Stock issued and outstanding with each share entitled to 50 votes at the meeting or a total of 3,000,000,000 votes.

A change in control of the corporation has occurred since the beginning of its last fiscal year. On May 27, 2004, Mr. Ray Hawkins, the CEO and a director of the corporation acquired 60,000,000 shares of Series B Convertible Preferred Stock, with each share being able to vote the equivalent of 50 shares of common stock. Accordingly, Mr. Hawkins acquired control of the corporation on the basis of his ability to vote the equivalent of 3,000,000,000 common shares at any meeting of the shareholders. Mr. Hawkins acquired the 60,000,000 shares of Series B Convertible Preferred Stock for consideration of $0.0017 per share upon the cancellation of $102,000 indebtedness owed Mr. Hawkins by the corporation for loans Mr. Hawkins made to the corporation. At the time Mr. Hawkins acquired the 60,000,000 of Series B Convertible Preferred Stock $102,000 in liability of the Company was eliminated. Part of the consideration for this transaction is to create a level of management continuity. Mr. Hawkins has loaned the corporation extensive amounts of money and provided to the corporation significant personal services for which he has not been compensated but has been willing to accrue the remuneration for such services in order to preserve and promote the business operations of the corporation in support of the shareholders of the corporation. The Board of Directors deemed it to be vital to the corporation and to its continued operations to preserve the services of Mr. Hawkins to the corporation as well as his ability to guide and direct the business affairs of the corporation. The shares of Series B Convertible Preferred Stock are convertible into shares of common stock on a share for share basis and have the same dividend and liquidation rights as common stock on a share for share basis. Mr. Hawkins now holds directly or indirectly a total of 76.7 % of the voting power of the corporation.

You can vote by either attending the meeting in person or by filling out and sending in your proxy. Shares of common stock that are represented by properly executed proxies, unless such proxies shall have previously been properly revoked (as provided herein), will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR the named nominees for the board of directors identified herein. Shares represented by proxies that have voted against the propositions presented at the meeting cannot be used to postpone or adjourn the meeting in order to solicit more votes for the proposition.

Brokers who hold shares in a street name have the authority to vote when they have not received instructions from the beneficial owners. Brokers who do not receive instructions, but who are present in person or by proxy at the meeting will be counted as present for quorum purposes.

OTHER MATTERS

It is not expected that any matters other than those referred to in this proxy statement will be brought before the meeting. If other matters are properly presented, however, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the meeting.

REVOCATION OF PROXY

Any shareholder may revoke his, her or its proxy (other than an irrevocable proxy coupled with an interest) at any time before it is voted, by: (1) filing with the corporate secretary of LIVESTAR Entertainment Group, Inc. an instrument revoking the proxy; (2) returning a duly executed proxy bearing a later date; or (3) attending the meeting and voting in person. Attendance at the meeting will not by itself constitute revocation of a proxy.

SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.

PROPOSAL I
ELECTION OF DIRECTORS

Two directors are to be elected at the annual meeting, to hold office for one year until the next annual meeting of shareholders, and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

NOMINEES

The following sets forth information regarding each nominee.

Name	All Positions And Offices with LIVESTAR	Age	Years/Mos. Served as Director of the Company
Ray Hawkins(1)	President, Chief Executive
	Officer & Director	34	2 Year/ 9 Mos.
Edwin Kwong(1)	Secretary/Treasurer,
	Chief Operations Officer,
	Chief Financial Officer & Director	32	2 Year/ 9 Mos.

(1)     Appointed to the Board on August 17, 2001

Terms of Office

All executive officers are employed by LIVESTAR on a full-time basis. Vacancies in the existing Board of Director are filled by majority vote of the remaining Directors. The officers serve at the will of the Board of Directors. There are no family relationships between any executive officer and director.

Ray Hawkins – Director, President & CEO.

As the President & CEO, Mr. Hawkins duties include the forging of business development, securing of partnerships, and overseeing product development, and marketing campaigns. Mr. Hawkins is a serial entrepreneur with over a decade of experience in the fields of media, entertainment, and marketing. From 1990-1995, Mr. Hawkins operated his own music artist management firm, RAH Talent. During that time Mr. Hawkins also acted as the CEO of Empire Communications, a record label that produced a number of cutting edge music artists. Also from 1990 — 1995 Mr. Hawkins acted as CEO of RAH Entertainment, a concert and event corporation. From 1993-1997 Mr. Hawkins acted as a music consultant, procuring cutting edge music for movie and television production houses like Paramount Pictures and video game companies like Electronic Arts. From 1996-1999 Mr. Hawkins was the founder, President, and CEO of TAXI Communications Network Inc., a leading edge media and marketing firm that produced a popular local culture magazine, TAXI Vancouver, and developed urban based marketing campaigns for companies like Labatt Breweries, Universal Music, Virgin Megastore and Molson Canada.

Edwin Kwong – Director, COO and CFO.

Mr. Kwong uses his background in finance and project management to oversee the day-to-day operations of LIVESTAR. Mr. Kwong has over 5 years of international management consulting experience in Project Management and Finance in Canada and Asia. In 1993 Mr. Kwong received a Bachelor of Commerce in Finance from the University of British Columbia. In 1996 Mr. Kwong received a Graduate Diploma in Asian Pacific Management. From 1994-1996 Mr. Kwong worked as Investment Advisor Assistant for Great Pacific Management in Vancouver. From 1996 to 1997 Mr. Kwong acted as a consultant in Hong Kong for Manulife International Ltd. and Ernst and Young Management Consulting. From 1997-1998 Mr. Kwong was a Project Executive for Hopewell Holdings in Hong Kong and Indonesia. In 1998 Mr. Kwong completed his Level 1 examination in the Chartered Financial Analyst program. From 1999-2000 Mr. Kwong was the Senior Business Specialist for Intria Items Inc., a financial technology solutions division of Canadian Imperial Bank of Commerce.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE NAMED NOMINEES.

PROPOSAL II
AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON STOCK FROM 1,000,000,000 SHARES TO
10,000,000,000 SHARES

Reason for the Increase in Authorized Common Stock

The Company is currently authorized to issue one billion shares of Common Stock and 200 million shares of Preferred Stock. The Company’s Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock to 10 billion shares. The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is in the best interest of the Company in that it will provide the Company with available shares which could be issued for various corporate purposes, including but not limited to acquisitions, stock dividends, options, convertible debt and equity financings, as the Board of Directors determines in its discretion. The Board further believes that the increase in the number of authorized shares of Common Stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of shareholders. The issuance by the Company of any additional shares of Common Stock would dilute both the equity interests and the earnings per share of existing holders of the Common Stock. Such dilution may be substantial, depending upon the amount of shares issued.

Because of the currently low stock price, and given the expected purchase price of acquisitions and cost of capital and the retention of talent, this may translate into significant amount of outstanding shares required to be added to the capital stock. Although we endeavor, to structure the consideration paid for acquisition and other transactions to reduce the amount of potential stock needed, given the currently low stock price, we may not be able to avoid the issuance of significant amounts of stock to close the transaction. In order to make the acquisitions, there will be a need for capital to cover the expenses of identification, targeting and closing the acquisitions including but not limited to fees for lawyers, accountants and investment bankers. In addition to the use of stock for the acquiring of establishments, the Company may need additional stock for joint venture transactions, the acquiring and financing of concert and special event businesses or other synergistic businesses and possibly for general working capital. The Company has previously stated it may issue stock to compensate, staff, consultants and others, and also to settle debts with suppliers and creditors.

The Board believes that the increase in the authorized will be well merited since it may result in the Company building a core of income-producing hard assets. The Board believes that over the long term the impact of these income-producing assets may result in an increase in the company’s valuation and stock price such that any realized dilution may be offset by the increase in valuation such that stockholders may see an increase in the stock price as a result.

All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and nonassessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting where a quorum is present will be able to elect the entire Board of Directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of liquidation, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of our common stock issued and outstanding are fully paid and nonassessable. Holders of stock are entitled to share pro rata in dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available therefor.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

PROPOSAL III

APPROVAL OF STOCK PLANS

        Our stockholders are being asked to approve the following Stock Plans:

(a)     Employee Stock Incentive Plan for the Year 2003 approved by our directors on September 5, 2003 with 30,000,000 shares of our common stock in the aggregate authorized for issuance under the Plan (“2003 Plan”).

(b)     Employee Stock Incentive Plan for the Year 2003 No. 2 approved by our directors on October 15, 2003 with 55,000,000 shares of our common stock in the aggregate authorized for issuance under the Plan (“2003 Plan No. 2”).

(c)     Employee Stock Incentive Plan for the Year 2004 approved by our directors on January 29, 2004 with 100,000,000 shares of our common stock in the aggregate authorized for issuance under the Plan(“2004 Plan”).

        As of the record date 30,000,000 shares of our common stock had been issued under our 2003 Plan.

        As of the record date 55,000,000 shares of our common stock had been issued under our 2003 Plan No. 2.

        As of the record date 100,000,000 shares of our common stock had been issued under our 2004 Plan.

        The following is a summary of the principal features of the 2003 Plan, the 2003 Plan No. 2 and the 2004 Plan (the “Stock Plans”). Copies of the Stock Plans are available through Edgar. Any stockholder who wishes to obtain copies of the Stock Plans may also do so upon written request to our corporate secretary at our principal executive offices in Vancouver, British Columbia.

Purpose of the Stock Plans

        The purpose of the Stock Plans is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of LIVESTAR Entertainment Group, Inc., and our subsidiaries, by offering them an opportunity to participate in our future performance through awards of options, restricted stock and stock bonuses.

        The Stock Plans will be administered by the compensation committee of the board of directors.

        Number of Shares Available. Subject to certain provisions of the Stock Plans, the total aggregate number of shares of our common stock reserved and available for grant and issuance pursuant to the Stock Plans is 185,000,000 plus shares of our common stock that are subject to:

o	Issuance upon exercise of an option but cease to be subject to such option for any reason other than exercise of such option;

o	An award granted but forfeited or repurchased by LIVESTAR Entertainment Group, Inc. at the original issue price; and

o	An award that otherwise terminates without shares of our common stock being issued. At all times, LIVESTAR Entertainment Group, Inc. shall reserve and keep available a sufficient number of shares of our common stock as shall be required to satisfy the requirements of all outstanding options granted under the Stock Plans and all other outstanding but unvested awards granted under the Stock Plans.

        Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of LIVESTAR Entertainment Group, Inc. without consideration, then the number of shares of our common stock reserved for issuance under the Stock Plans, the exercise prices of and number of shares of our common stock subject to outstanding options, and the number of shares of our common stock subject to other outstanding awards will be proportionately adjusted, subject to any required action by our board or the stockholders of LIVESTAREntertainment Group, Inc. and compliance with applicable securities laws; provided, however, that fractions of a share will not be issued but will either be replaced by a cash payment equal to the fair market value of such fraction of a share or will be rounded up to the nearest whole share, as determined by the committee.

Eligibility

        Incentive Stock Options and Awards may be granted only to employees (including, officers and directors who are also employees) of LIVESTAR Entertainment Group, Inc. or of a parent or subsidiary of LIVESTAR Entertainment Group, Inc.

Discretionary Option Grant Program

        The committee may grant options to eligible persons and will determine whether such options will be Incentive Stock Options (“ISO”) or Nonqualified Stock Options (“NQSOs”), the number of shares of our common stock subject to the option, the exercise price of the option, the period during which the option may be exercised, and all other terms and conditions of the option, subject to the following.

        Form of Option Grant. Each option granted under the Stock Plans is evidenced by an Award Agreement that will expressly identify the option as an ISO or an NQSO (the “Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each participant) as the committee may from time to time approve, and which will comply with and be subject to the terms and conditions of the Stock Plans.

        Date of Grant. The date of grant of an option is the date on which the committee makes the determination to grant such option, unless otherwise specified by the committee. The Option Agreement and a copy of the applicable Stock Plan is delivered to the participant within a reasonable time after the granting of the option.

        Exercise Period. Options may be exercisable within the times or upon the events determined by the committee as set forth in the Stock Option Agreement governing such option; provided, however, that no option will be exercisable after the expiration of 10 years from the date the option is granted. For further restrictions on the Exercise Periods, please refer to the Stock Plans.

        Exercise Price. The exercise price of an option is determined by the committee when the option is granted and may be not less than 85 percent of the fair market value of the shares of our common stock on the date of grant; provided that the exercise price of any ISO granted to a Ten Percent Stockholder as defined in the Stock Plans is not less than 110 percent of the fair market value of the shares of our common stock on the date of grant. Payment for the shares of our common stock purchased may be made in accordance with the Stock Plans.

        Method of Exercise. Options may be exercised only by delivery to LIVESTAR Entertainment Group, Inc. of a written stock option exercise agreement (the “Notice and Agreement of Exercise”) in a form approved by the committee, together with payment in full of the exercise price for the number of shares of our common stock being purchased.

        Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an option is always subject to the following:

o	Upon an Employee’s Retirement, Disability (as those terms are defined in the Stock Plans) or death, (a) all Stock Options to the extent then presently exercisable shall remain in full force and effect and may be exercised pursuant to the provisions thereof, and (b) unless otherwise provided by the committee, all Stock Options to the extent not then presently exercisable by the Employee shall terminate as of the date of such termination of employment and shall not be exercisable thereafter. Unless employment is terminated for Cause, as defined by applicable law, the right to exercise in the event of termination of employment, to the extent that the optionee is entitled to exercise on the date the employment terminates as follows:

o	At least six months from the date of termination if termination was caused by death or disability.

o	At least 30 days from the date of termination if termination was caused by other than death or disability.

o	Upon the termination of the employment of an Employee for any reason other than those specifically set forth in the Stock Plans, (a) all Stock Options to the extent then presently exercisable by the Employee shall remain exercisable only for a period of 90 days after the date of such termination of employment (except that the 90 day period shall be extended to 12 months if the Employee shall die during such 90 day period), and may be exercised pursuant to the provisions thereof, including expiration at the end of the fixed term thereof, and (b) unless otherwise provided by the committee, all Stock Options to the extent not then presently exercisable by the Employee shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.

        Limitations on Exercise. The committee may specify a reasonable minimum number of shares of our common stock that may be purchased on any exercise of an option, provided that such minimum number will not prevent the participant from exercising the option for the full number of shares of our common stock for which it is then exercisable. Subject to the provisions of the Stock Plans, the Employee has the right to exercise his Stock Options at the rate of at least 33-1/3 percent per year over three years from the date the Stock Option is granted.

        Limitations on ISO. The aggregate fair market value (determined as of the date of grant) of shares of our common stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year (under the Stock Plans or under any other ISO plan of LIVESTAR Entertainment Group, Inc., or the parent or any subsidiary of LIVESTAR Entertainment Group, Inc.) will not exceed $100,000.00. In the event that the Internal Revenue Code or the regulations promulgated thereunder are amended after the effective date of the Stock Plans to provide for a different limit on the fair market value of shares of our common stock permitted to be subject to ISO, such different limit will be automatically incorporated in the Stock Plans and will apply to any options granted after the effective date of such amendment.

        Modification, Extension or Renewal. The committee may modify or amend any Award under the Stock Plans or waive any restrictions or conditions applicable to the Award; provided, however, that the committee may not undertake any such modifications, amendments or waivers if the effect thereof materially increases the benefits to any Employee, or adversely affects the rights of any Employee without his consent.

Stockholder Rights and Option Transferability

        Awards granted under the Stock Plans, including any interest, are not transferable or assignable by the participant, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution.

General Provisions

        Adoption and Stockholder Approval. The Stock Plans became effective on the date they were adopted by the board of directors of LIVESTAR Entertainment Group, Inc. (the “effective date”). The Stock Plans must be approved by the stockholders of LIVESTAR Entertainment Group, Inc. within 12 months before or after the date of adoption and the committee may grant Awards pursuant to the Stock Plans upon the effective date.

        Term of Stock Plans/Governing Law. Unless earlier terminated as provided, the Stock Plans will terminate 10 years from the date of adoption, or, if earlier, the date of stockholder approval. The Stock Plans and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of Nevada.

        Amendment or Termination of the Stock Plans. Our board of directors may at any time terminate or amend the Stock Plans including to preserve or come within any exemption from liability under Section 16(b) of the Exchange Act, as it may deem proper and in our best interest without further approval of our stockholders, provided that, to the extent required under Nevada law or to qualify transactions under the Stock Plans for exemption under Rule 16b-3 promulgated under the Exchange Act, no amendment to the Stock Plans shall be adopted without further approval of our stockholders and, provided, further, that if and to the extent required for the Stock Plans to comply with Rule 16b-3 promulgated under the Exchange Act, no amendment to the Stock Plans shall be made more than once in any six month period that would change the amount, price or timing of the grants of our common stock hereunder other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder. The Board may terminate the Stock Plans at any time by a vote of a majority of the members thereof.

Award of Stock Bonuses

        Award of Stock Bonuses. A Stock Bonus is an award of shares of our common stock (which may consist of Restricted Stock) for extraordinary services rendered to LIVESTAR Entertainment Group, Inc. or any parent or subsidiary of LIVESTAR Entertainment Group, Inc. Each Award under the Stock Plans consists of a grant of shares of our common stock subject to a restriction period (after which the restrictions shall lapse), which shall be a period commencing on the date the Award is granted and ending on such date as the committee shall determine (the “Restriction Period”). The committee may provide for the lapse of restrictions in installments, for acceleration of the lapse of restrictions upon the satisfaction of such performance or other criteria or upon the occurrence of such events as the committee shall determine, and for the early expiration of the Restriction Period upon an Employee’s death, Disability or Retirement as defined in the Stock Plans or, following a Change of Control, upon termination of an Employee’s employment by us without “Cause” or by the Employee for “Good Reason,” as those terms are defined in the Stock Plans.

        Terms of Stock Bonuses. Upon receipt of an Award of shares of our common stock under the Stock Plans, even during the Restriction Period, an Employee is the holder of record of the shares and has all the rights of a stockholder with respect to such shares, subject to the terms and conditions of the Stock Plans and the Award.

Federal Tax Consequences

        Option Grants. Options granted under the Stock Plans may be either ISO which satisfy the requirements of Section 422 of the Code or NQSOs which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as discussed below.

        Incentive Stock Options. The optionee recognizes no taxable income at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the exercise of an ISO (if the holding period rules set forth below are satisfied) will give rise to income includable by the optionee in his alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the shares acquired on the date of the exercise of the option over the exercise price. The optionee will also recognize taxable income in the year in which the exercised shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result. In addition, the optionee must be an employee of LIVESTAR Entertainment Group, Inc. or a qualified subsidiary at all times between the date of grant and the date three months (one year in the case of disability) before exercise of the option (special rules apply in the case of the death of the optionee).

        Upon a qualifying disposition, the optionee will recognize long-term capital gain or loss in an amount equal to the difference between (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the lesser of the fair market value of those shares on the exercise date or the sale date and (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

        If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date or the sale date, if less, over (ii) the exercise price paid for the shares. In no other instance will we be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

        Nonqualified Stock Options. No taxable income is recognized by an optionee upon the grant of a NQSO. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

        If the shares acquired upon exercise of the NQSO are unvested and subject to repurchase, at the exercise price paid per share, by us in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapse and all subsequent appreciation in the shares generally would be eligible for capital gains treatment.

        We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised NQSO. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

        Direct Stock Issuance. With respect to the receipt of a stock award not subject to restriction, the participant would have ordinary income, at the time of receipt, in an amount equal to the difference between the fair market value of the stock received at such time and the amount, if any, paid by the holder for the stock award.

        With respect to the receipt of a stock award that is subject to restrictions, or certain repurchase rights of LIVESTAR Entertainment Group, Inc., unless the recipient of such stock award makes an “83(b) election” (as discussed below), there generally will be no tax consequences as a result of such a stock award until the shares are no longer subject to a substantial risk of forfeiture or are transferable (free of such risk). We intend that, generally, when the restrictions are lifted, the holder will recognize ordinary income, and we will be entitled to a deduction, equal to the difference between the fair market value of the shares at such time and the amount, if any, paid by the holder for the stock. Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares are held prior to disposition of such shares. In general terms, if a holder makes an “83(b) election” (under Section 83(b) of the Code) upon the award of a stock award subject to restrictions (or certain repurchase rights of LIVESTAR Entertainment Group, Inc.), the holder will recognize ordinary income on the date of the award of the stock award, and we will be entitled to a deduction, equal to (i) the fair market value of such stock as though the stock were (A) not subject to a substantial risk of forfeiture or (B) transferable, minus (ii) the amount, if any, paid for the stock award. If an “83(b) election” is made, there will generally be no tax consequences to the holder upon the lifting of restrictions, and all subsequent appreciation in the stock award generally would be eligible for capital gains treatment.

Accounting Treatment

        Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to our earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be amortized against our earnings over the period that the option shares or issued shares are to vest.

        Option grants or stock issuances with exercise or issue prices equal to the fair market value of the shares at the time of issuance or grant generally will not result in any charge to our earnings, but LIVESTAR Entertainment Group, Inc., in accordance with Generally Accepted Accounting Principles, must disclose, in pro-forma statements to our financial statements, the impact those option grants would have upon our reported earnings (losses) were the value of those options treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining our earnings per share on a fully diluted basis.

        Should one or more optionee be granted stock appreciation rights that have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to our earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

Vote Required

        The affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock is required to approve our Stock Plans.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF OUR STOCK PLANS, AND, UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY OR A BROKER NON-VOTE IS INDICATED ON THE PROXY CARD, THE APPOINTEES NAMED THEREON INTEND SO TO VOTE.

FUTURE STOCKHOLDER PROPOSALS

It is anticipated that the release date for LIVESTAR Entertainment Group, Inc.‘s proxy statement and form of proxy for its next annual meeting of shareholders will be June 27, 2005. The deadline for submittals of shareholder proposals to be included in that proxy statement and form of proxy is 120 days prior to that date. The date after which a notice of a shareholder proposal submitted independent of LIVESTAR Entertainment Group, Inc.‘s proxy statement and form of proxy is considered untimely is 45 days prior to June 27, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

The following persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during the most recent fiscal year:

Name and principal position	Number of late Reports	Transactions not Timely Reported	Known Failures to File a Required Form
Ray A. Hawkins	0	0	0
CEO, President and Director
Edwin Kwong	1	1	0
COO, CFO, Treasurer,
Secretary and Director
VANTECH Securities Ltd.	2	2	0
Affiliate

BENEFICIAL STOCK OWNERSHIP

The following table sets forth, as of March 31, 2004, Common Stock ownership of (1) the Directors of the Company, (2) the only persons known to management to be the beneficial owners of more than five percent of the Common Stock of the Company, based on management’s best knowledge at the date set out above , and (3) the Company’s Directors and Officers as a group:

Directors, Officers and 5% Stockholders	Shares Beneficially Owned Number Percent
550605 B.C. Ltd	2,814,000	(1)	0.70%
4th Floor, 62 W. 8th Avenue
Vancouver, B.C. V5Y 1M7

Ray A. Hawkins	2,592,324	(3)	0.64%
#71-1075 Granville Street
Vancouver, B.C. V6Z 1L4

RYM Management Ltd	630,000		0.16%
71 - 1075 Granville St
Vancouver, BC
Canada V6Z 1L4

Edwin Kwong	2,439,608	(3)	0.60%
#5 - 744 West 7th Avenue
Vancouver, B.C. V5Z 1B8

VANTECH Securities Ltd.	35,000,000		8.67%
Suite 104B, Saffrey Square, Bank Lane
Nassau, Bahamas

All LIVESTAR directors and officers as a group (2	5,031,932	(5)	1.25%
persons)

(1)     Ray A. Hawkins owns 74% of 550605 B.C. Ltd.
(2)     Ray A. Hawkins owns 100% of RYM Management Ltd.
(3)     Includes shares issuable upon the exercise of options within 60 days.
(4)     Includes shares issuable upon the conversion of 875,000 Series A Preferred Shares, with the Conversion Rights of 40 Common Shares to 1 Preferred Share.
(5)     Includes 580,000 shares issuable upon the exercise of options within 60 days.

INFORMATION REGARDING THE BOARD

The Board met one time during the fiscal year ended December 31, 2003 and as issues were raised signed several written consents to action without meeting. Mr. Hawkins and Mr. Kwong directors attended each of the meetings held.

The directors are not currently paid for acting as members of the board, other than receiving stock options.

The following table sets forth certain information as to our Chief Executive Officer and the highest paid officers and directors for our last fiscal year ended December 31, 2003. No other compensation was paid to any such officers or directors during this time period.

Annual Compensation Table

Name	Title	Annual Compensation (1) Year Salary Bonus				Long Term Compensation Options / SARs (#)
Ray A. Hawkins(4)	President, CEO	2001	$16,137		$0	100,000
	and Director
		2002	$17,429		$0	200,000
		2003	$30,202	(2)	$0	0
Edwin Kwong(4)	COO, CFO and	2001	$10,734		$0	100,000
	Director
		2002	$ 7,497		$0	180,000
		2003	$21,058	(3)	$0	0

(1)     Unless otherwise noted, compensation for Fiscal 2001 is for the six month period ended December 31, 2001. There was no compensation paid by the Company to the officers or directors of the Company prior to that time. As of December 31, 2003, no retirement, pension or insurance programs or other similar programs have been adopted by LIVESTAR for the benefit of its employees.

(2)     In the fiscal year ending December 31, 2003, Mr. Ray Hawkins and RYM Management, Ltd. was entitled to receive an additional $343,439 of executive compensation, and this entire amount has been accrued.

(3)     In the fiscal year ending December 31, 2003, Mr. Edwin Kwong was entitled to receive an additional $192,524 of executive compensation, and this entire amount has been accrued.

(4)     Mr. Hawkins and Mr. Kwong, the Company’s Chief Executive Officer and Chief Financial Officer respectively, have restructured their Management Services Memorandum with the Company, see Section on Related for a description of new service arrangements.

Effective January 1, 2002, the Company executed Management Services Memorandums with two key directors/officers. In addition to total signing bonuses of $210,000 which have no specific payment date and are payable in cash or shares of the Company or its subsidiaries. The memorandums provide for performance bonuses and total annual compensation in the upcoming four fiscal years as follows:

Year ended December 31, 2003	$200,000
Year ended December 31, 2004	$200,000
Year ended December 31, 2005	$200,000
Year ended December 31, 2006	$200,000

Options/SAR Grants in Last Fiscal Year
(Individual Grants)

Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of options/SARs granted employees in fiscal year	Exercise or base price ($/Sh)	Expiration date
Ray A. Hawkins	0	n/a	n/a	n/a
Edwin Kwong	0	n/a	n/a	n/a

Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/SAR Values

Name	Shares aquired on exercise (#)	Value realized ($)	Number of unexercised options /SARs at FY-end (#) exercisable/ unexercisable	Value of unxercised in-the-money options /SARs at FY-end($) exercisable/ unexercisable
Ray A. Hawkins	0	0	300,000 / 0	$0/$0
Edwin Kwong	0	0	280,000 / 0	$0/$0

Insider Participation in Compensation Decisions

The Company does not have a Compensation Committee. All members of the Board of Directors are officers of the Company, receive compensation for services rendered and are involved in participation on compensation decisions.

Board of Directors Report on Executive Compensation

The Board of Directors has no existing policy with respect to the specific relationship of corporate performance to executive compensation. The Board has set executive compensation at what the Board considered to be the minimal levels necessary to retain and compensate the officers of the Company for their activities on the Company’s behalf.

AUDIT FEES

LIVESTAR Entertainment Group, Inc. has been billed by Morgan & Company $_________ for professional services, of which $________ was rendered for the audit of its financial statements for the most recent fiscal year and $4_______ was rendered for the reviews of its quarterly financial statements.

WHERE YOU CAN FIND MORE INFORMATION

LIVESTAR Entertainment Group, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. LIVESTAR Entertainment Group, Inc. files reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors

____________________________
Ray A. Hawkins
President, CEO and Director

LIVESTAR Entertainment Group, Inc.

PROXY

Annual Meeting of Shareholders

June 25, 2004

PROXY

The undersigned appoints Ray A. Hawkins of LIVESTAR Entertainment Group, Inc. with full power of substitution, the attorney and proxy of the undersigned, to attend the annual meeting of shareholders of LIVESTAR Entertainment Group, Inc. , to be held June 25, 2004, beginning at 8:00 a.m., Pacific Time, at 62 W. 8th Avenue, 4th Floor, Vancouver, British Columbia, Canada V5Y 1M7, and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the Proxy Statement sent to Shareholders, a copy of which has been received by the undersigned, as follows:

Please mark your votes as indicated [X]        Total Number of Shares Held: ______________

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

1.	For the election of the following three nominees as directors of the Company, to serve until the next annual meeting and until their successors are elected and qualify: Ray Hawkins and Edwin Kwong.

FOR Nominees [_]	NOT FOR Nominees [_]

2.     To approve the amendments to the articles of incorporation.

FOR Amended Articles [_]	NOT FOR Amended Articles [_]

3.     To approve the Stock Plans.

[_]FOR Ratification of Employee Stock Incentive Plans [_]NOT FOR Ratification of Employee Stock Incentive Plans

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT — PLEASE SIGN AND RETURN PROMPTLY. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Please sign exactly as your name appears on your stock certificate(s).

Signature(s)	Dated: ________________, 2004

PLEASE SIGN AND RETURN THIS PROXY PRIOR TO JUNE 25, 2004.